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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                           UNITED STATES FILTER CORPORATION
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                (Exact name of registrant as specified in its charter)


                Delaware                               33-0266015
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          (State of incorporation                    I.R.S. Employer
            or organization)                       Identification No.)


                     40-004 Cook Street
                   Palm Desert, California                     92211
                  ------------------------                     -----
          (Address of principal executive offices)          (Zip Code)


          Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                ------------------------------

          Convertible Subordinated           New York Stock Exchange
          Notes Due 2001

               If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
          Instruction A.(c)(1), please check the following box.      [    ]

               If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
          please check the following box.                            [    ]


          Securities to be registered pursuant to Section 12(g) of the Act:

                                        -None-


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          Item 1.   Description of Registrant's Securities to be Registered
                    -------------------------------------------------------


               This Registration Statement relates to the Convertible Subordinated Notes due 2001 (the "Notes") proposed to be issued by United States Filter Corporation (the "Company"). The information required by this Item regarding a description of the Notes is incorporated by reference to the description thereof contained in the form of Prospectus forming part of the Company's Registration Statement on Form S-3 (No. 333-14281), as amended, filed under the Securities Act of 1933. Such Prospectus, in the form filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.


          Item 2.   Exhibits
                    --------

                  The following exhibit is incorporated by reference as part of this Registration Statement:


                         Form of Indenture between the Company and State Street Bank and Trust Company of California, N.A., together with the form of Note included therein, relating to the Notes (incorporated by reference to Exhibits 4.1 and 4.2 to the Company's Registration Statement on Form S-3, No. 333-14281).






















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                                      SIGNATURE
                                      ---------


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   UNITED STATES FILTER CORPORATION



                                   By:/s/Damian C. Georgino
                                      ------------------------------------
                                        Damian C. Georgino
                                        Vice President, General Counsel
                                             and Secretary




          Date:  December 2, 1996
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